Exhibit 99.1

Phillips Edison & Company Provides Update on COVID-19 Impact

92% of total neighbor spaces are open as of June 8, 2020

Updated May rent and recovery collections totaled 80% of monthly billing

CINCINNATI -- June 10, 2020 - Phillips Edison & Company, Inc. (“PECO” or the “Company”), an internally-managed real estate investment trust (“REIT”) and one of the nation’s largest owners and operators of grocery-anchored shopping centers, issued an update regarding the impact of the COVID-19 pandemic, including an update on rent and recovery collections for May 2020.

Management Commentary
"We are encouraged to see our neighbors reopening, driven by their entrepreneurial spirit, as government mandates begin to lift," commented Jeff Edison, CEO of Phillips Edison. "At our peak, approximately 37% of our 5,550 tenant spaces were temporarily closed. As of June 8, 2020, approximately 1,630 of our previously closed neighbor spaces have reopened, and 92% of our total neighbor spaces are currently open for business."
"Rent and recoveries collected for May 2020 totaled 80% of monthly billing, up from 78% for April 2020. These strong results illustrate the resilience of our neighbors coupled with steady demand for necessity-based products and services offered by the majority of our neighbors. We have seen strong collection activity for June to date as well.
"That said, COVID-19 has had a devastating impact on the U.S. economy as we now find ourselves in the midst of great economic uncertainty with 13.3% unemployment as of May 2020. Reopening is the first step for our neighbors; now they must regain customer confidence and weather the potential economic fallout resulting from the pandemic in order to successfully restart their businesses. Once open and able to pay their standard monthly rent, we will begin discussions about recovering missed rent payments.
"As a result of the uncertainty, our expense reduction initiatives remain in place and we will continue our conservative approach to protect our stockholders' equity investment. Stockholder distributions and share repurchases will be reevaluated when we are able to fully assess the total impact of the pandemic on the economy and how meaningful these events will be on our future cash flows."

April and May 2020 Collection Details
The table below outlines how PECO’s neighbors have been impacted and the ensuing impact to PECO throughout the COVID-19 pandemic:

	April 2020(1)	May 2020(1)
Rent and recoveries collected, as % of monthly billing	78%	80%
Neighbor spaces re-opened (% of temporarily closed spaces)	7%	69%
Neighbor spaces re-opened (% of temporarily closed ABR(2))	7%	67%
Total neighbor spaces open for business (% of total spaces)	65%	89%
Total neighbor spaces open for business (% of total ABR(2))	75%	91%

(1)
Statistics are approximate and include our pro rata ownership through joint ventures, excluding closures at properties that have since been disposed. Collections for April 2020 and May 2020 include any amounts billed for April and May, respectively, that were received through June 8, 2020. For other statistics, April 2020 and May 2020 are approximate as of April 30, 2020 and May 31, 2020, respectively. The total number of neighbor spaces that are or were temporarily closed in connection with COVID-19 is approximately 2,100.

(2)	Annualized base rent (“ABR”) is calculated as monthly contractual rent as of the applicable period end, multiplied by 12 months.

Measures Taken to Assist Neighbors Prepare For Reopening
PECO recently launched PECO Connect™ which is designed to help its neighbors reopen as states continue to relax social distancing and stay at home requirements necessitated by the COVID-19 pandemic. The new webpage provides important resources, including digital marketing tools, practical guidelines, and recommendations to consider as neighbors prepare to safely reopen and resume serving their communities.
These resources include, among others:

•	Front Row To-Go. This program gives shoppers front row access for convenient pick-up, facilitating this offering for neighbors and their customers with clearly marked parking spaces.

•
Outdoor Dining. PECO is working with certain restaurant neighbors to add outdoor seating, where feasible, as many states are allowing restaurants to serve customers outdoors before allowing them to open their indoor dining rooms.

•
Digital Tool Kit and On-Site Signage. This toolkit includes downloadable social media graphics; printable signage including grand reopening signs and banners; customizable flyers and coupons; and useful industry guides and blueprints to help neighbors communicate with customers both on-site and online.

•
Educational Videos and Webinars. This curated webinar series features information and creative ideas from respected authors and digital marketing experts. Topics range from how to engage customers while getting ready to reopen to social media tips to employ during the COVID-19 pandemic. PECO also produced and distributed a video for small business restaurants titled “Reimagining Your Restaurant Business,” which includes expert advice on logistics, menu design and other hot topics.

•
Tenant Rewards. This program provides PECO’s local small-shop neighbors with credit toward their PECO account for completing certain actions such as: applying for small business loans through the CARES Act, reopening within 30 days of being allowed per state mandates, and leveraging social media to share the ways they are helping their communities.

•
Consistent Communication via DashCommTM. PECO’s proprietary internal communications platform, DashComm, has proven invaluable in delivering important updates and information to neighbors, as well as responding to their questions and concerns, quickly and efficiently.

Edison concluded: "We are pleased with the progress our neighbors have made reopening. The PECO team has been working tirelessly to support our tenants during this difficult time, and we remain committed to helping our portfolio recover as quickly as possible from the current environment."

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”), an internally-managed REIT, is one of the nation’s largest owners and operators of grocery-anchored shopping centers. PECO’s diversified portfolio of well-occupied neighborhood shopping centers features a mix of national and regional retailers selling necessity-based goods and services in fundamentally strong markets throughout the United States. Through its vertically-integrated operating platform, the Company manages a portfolio of 312 properties, including 285 wholly-owned properties comprising approximately 31.9 million square feet across 31 states (as of March 31, 2020). PECO has generated strong operating results over its 29+ year history and has partnered with leading institutional commercial real estate investors including TPG Real Estate and The Northwestern Mutual Life Insurance Company. The Company remains exclusively focused on creating great grocery-anchored shopping experiences and improving the communities it serves one center at a time. For more information, please visit www.phillipsedison.com.
Forward-Looking Statements
Certain statements contained in this press release for Phillips Edison & Company, Inc. (“we,” the “Company,” “our,” or “us”) other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those Acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “remain,” “believe,” “continue,” “initiatives,” “potential,” “future,” “uncertainty,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the U.S. Securities and Exchange Commission (“SEC”). Such statements include, but are not limited to, statements about our focus, plans, strategies, initiatives, and prospects; statements about the global COVID-19 pandemic, including its duration and potential or expected impact on our tenants and our business and statements about our future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation, (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in our portfolio; (iii) competition from other available properties and the attractiveness of properties in our portfolio to our tenants; (iv) the effects of the COVID-19 pandemic, including on the demand for consumer goods and services and levels of consumer confidence in the safety of visiting shopping centers as a result of the COVID-19 pandemic; (v) the measures taken by federal, state, and local government agencies and tenants in response to the COVID-19 pandemic, including mandatory business shutdowns, stay-at-home orders and social distancing guidelines; (vi) the impact of the COVID-19 pandemic on our tenants and their ability to pay rent on time or at all, or to renew their leases and, in the case of non-renewal, our ability to re-lease the space at the same or more favorable terms or at all; (vii) the pace of recovery following the COVID-19 pandemic given the current severe economic contraction and increase in unemployment rates; (viii) our ability to implement cost containment strategies; and (ix) the impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in our 2019 Annual Report on Form 10-K, filed with the SEC on March 12, 2020, and those included in our Quarterly Report on Form 10-Q, filed on May 12, 2020, in each case as updated from time to time in our periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov.
Except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Phillips Edison & Company, Inc.
Michael Koehler, Vice President of Investor Relations
(513) 338-2743
InvestorRelations@phillipsedison.com
Source: Phillips Edison & Company, Inc.
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